                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):            JUNE 30, 2000
                                                             -------------


                              NEMATRON CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


       MICHIGAN                           0-21142              38-2483796
       --------                           -------              ----------
(State or other jurisdiction      (Commission File Number)  (I.R.S. Employer
of incorporation)                                           Identification No.)



            5840 INTERFACE DRIVE, ANN ARBOR, MICHIGAN             48103
            --------------------------------------------------------------
               (Address of principal executive offices)         (Zip Code)

                                 (734) 214-2000
                                 --------------
                         (Registrant's telephone number)

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired

         Financial statements of the business acquired as of and for the periods ended November 30, 1999 and June 30, 2000 are attached hereto and included herein. The balance sheet of A-OK Controls Engineering, Inc. as of June 30, 2000 was included in the Registrant's consolidated balance sheet contained in the Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 2000, and therefore it is excluded from this Current Report on Form 8-K/A.

(b)      Pro forma financial information

         Pro forma condensed consolidated financial information for the year ended December 31, 1999 and the six months ended June 30, 2000 are attached hereto and included herein.

(c)      Exhibits

The following exhibits are filed herewith as a part of this report:

Exhibit 2.1 Stock Purchase Agreement, dated as of June 30, 2000, by and among Nematron Corporation, Ronald C. Causley, individually, and Ronald C. Causley, Trustee of the Ronald C. Causley Revocable Trust Dated as of March 14, 1990, as amended (filed as Exhibit 2.1 to the original Form 8-K filed July 10,
                  2000).

Exhibit 4.1 Registration Rights Agreement dated as of June 30, 2000, between Nematron Corporation and Ronald C. Causley, Trustee of the Ronald C. Causley Revocable Trust Dated as of March 14, 1990, as amended (filed as Exhibit 4.1 to the original Form 8-K filed July 10, 2000).

Exhibit 23.1      Consent of Grant Thornton LLP, Independent Auditors



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                              NEMATRON CORPORATION
                                              --------------------
                                                  (Registrant)

October 23, 2000                              /S/  DAVID P. GIENAPP
----------------                              ------------------------
                                              Secretary, Treasurer and Vice
                                              President, Finance and
                                              Administration

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.



                    INDEX TO A-OK CONTROLS ENGINEERING, INC.
            FINANCIAL STATEMENTS AND UNAUDITED CONSOLIDATED CONDENSED
                              PRO FORMA INFORMATION



                                                                                                     PAGE

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.................................................    4

FINANCIAL STATEMENTS OF A-OK CONTROLS ENGINEERING, INC.

    Balance Sheet as of November 30, 1999..........................................................    5

    Statement of Operations for the year ended November 30, 1999 and
         the seven months ended June 30, 2000 (unaudited)..........................................    6

    Statement of Stockholder's Equity for the year ended November 30, 1999 and
         the seven months ended June 30, 2000 (unaudited)..........................................    7

    Statement of Cash Flows for the year ended November 30, 1999 and
         the seven months ended June 30, 2000 (unaudited)..........................................    8

    Notes to Financial Statements..................................................................    9

PRO FORMA UNAUDITED CONSOLIDATED CONDENSED FINANCIAL INFORMATION:

    Description of the Acquisition of A-OK Controls Engineering, Inc...............................   13

    Pro Forma Unaudited Consolidated Statement of Operations for the year
         ended December 31, 1999...................................................................   14

    Pro Forma Unaudited Consolidated Statement of Operations for the six-months
         ended June 30, 2000.......................................................................   15

    Notes to Pro Forma Unaudited Consolidated Financial Information................................   16




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Stockholder
A-OK Controls Engineering, Inc.

We have audited the accompanying balance sheet of A-OK Controls Engineering, Inc. (a Michigan corporation) as of November 30, 1999, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of A-OK Controls Engineering, Inc. as of November 30, 1999, and the results of its operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.




/s/  Grant Thornton LLP
-----------------------



Southfield, Michigan
May 8, 2000

                         A-OK CONTROLS ENGINEERING, INC.
                                  BALANCE SHEET
                                NOVEMBER 30, 1999

--------------------------------------------------------------------------------


                               ASSETS
CURRENT ASSETS
    Cash                                                                                     $   742,924
    Accounts receivable:
       Trade, net of allowance for doubtful accounts of $17,717       $1,895,251
       Unbilled                                                        1,196,682
                                                                       ---------
                                                                                               3,091,933
    Refundable income taxes                                                                       93,981
    Prepaid expenses                                                                              55,022
                                                                                            ------------
                 Total Current Assets                                                          3,983,860

PROPERTY AND EQUIPMENT, AT COST
    Automobiles                                                                                   33,853
    Furniture and fixtures                                                                     1,237,361
    Leasehold improvements                                                                       146,607
    Software                                                                                     420,722
    Computer equipment under capital lease                                                       278,066
                                                                                            ------------
                                                                                               2,116,609
                 Less accumulated depreciation and amortization                               (1,448,007)
                                                                                            ------------
                                                                                                 668,602
OTHER ASSETS
    Deferred income taxes                                                                         10,000
    Other receivable - related party                                                             312,180
    Deposits                                                                                      13,915
                                                                                            ------------
                                                                                                 336,095
                                                                                            ------------
                                                                                              $4,988,557
                                                                                            ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
    Line of credit                                                                           $   225,000
    Current portion of long-term debt                                                             96,417
    Current portion of capital lease obligation                                                   95,115
    Note payable - stockholder                                                                 2,078,000
    Accounts payable                                                                             162,838
    Accrued liabilities                                                                          350,653
    Deferred income taxes                                                                        139,000
                                                                                            ------------
                 Total Current Liabilities                                                     3,147,023

LONG-TERM DEBT, LESS CURRENT PORTION                                                             100,358

CAPITAL LEASE OBLIGATION, LESS CURRENT PORTION                                                    68,037

STOCKHOLDER'S EQUITY
    Common stock, $1 par value, 50,000 shares
       authorized; 1,000 shares issued and outstanding                                             1,000
    Retained earnings                                                                          1,672,139
                                                                                            ------------
                                                                                               1,673,139
                                                                                            ------------
                                                                                              $4,988,557
                                                                                            ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                         A-OK CONTROLS ENGINEERING, INC.

                            STATEMENTS OF OPERATIONS
                  FOR THE YEAR ENDED NOVEMBER 30, 1999 AND THE
                        SEVEN MONTHS ENDED JUNE 30, 2000

--------------------------------------------------------------------------------

                                                                                         SEVEN MONTHS ENDED
                                                                     YEAR ENDED             JUNE 30, 2000
                                                                  NOVEMBER 30, 1999          (UNAUDITED)
                                                                  -----------------      ------------------
Net revenues                                                         $ 10,633,970            $  5,768,725

Direct costs                                                            8,527,390               4,736,659
                                                                     ------------            ------------

                 Gross margin                                           2,106,580               1,032,066

General and administrative expenses                                     1,987,941                 942,787
                                                                     ------------            ------------

                 Operating income                                         118,639                  89,279

Other income (expense)
         Interest and other income                                         36,483                  45,325
         Interest expense                                                (165,294)               (114,423)
         Loss on sale of property and equipment                           (22,697)                    -0-
                                                                     ------------            ------------
                                                                         (151,508)                (69,069)
                                                                     ------------            ------------

Income (loss) before income taxes                                         (32,869)                 20,181

Income tax benefit (expense)                                               15,763                  (7,875)
                                                                     ------------            ------------

Net income (loss)                                                    $    (17,106)           $     12,306
                                                                     ============            ============






   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                         A-OK CONTROLS ENGINEERING, INC.

                        STATEMENT OF STOCKHOLDER'S EQUITY
                  FOR THE YEAR ENDED NOVEMBER 30, 1999 AND THE
                        SEVEN MONTHS ENDED JUNE 30, 2000

--------------------------------------------------------------------------------


                                                                                    TOTAL
                                             COMMON STOCK            RETAINED    STOCKHOLDER'S
                                          SHARES        AMOUNT       EARNINGS       EQUITY
                                       -----------   -----------   -----------   -------------
Balance at December 1, 1998                  1,000   $     1,000   $ 1,689,245    $ 1,690,245

Net loss for the year ended
    November 30, 1999                          -0-           -0-       (17,106)       (17,106)
                                       -----------   -----------   -----------    -----------

Balance at November 30, 1999                 1,000   $     1,000   $ 1,672,139    $ 1,673,139

Net income for the seven months
    ended June 30, 2000 (unaudited)            -0-           -0-        12,306         12,306
                                       -----------   -----------   -----------    -----------

Balance at June 30, 2000 (unaudited)         1,000   $     1,000   $ 1,684,445    $ 1,685,445
                                       ===========   ===========   ===========    ===========






   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                         A-OK CONTROLS ENGINEERING, INC.

                            STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED NOVEMBER 30, 1999 AND THE
                        SEVEN MONTHS ENDED JUNE 30, 2000

--------------------------------------------------------------------------------

                                                                                             SEVEN MONTHS ENDED
                                                                         YEAR ENDED             JUNE 30, 2000
                                                                     NOVEMBER 30, 1999          (UNAUDITED)
                                                                     -----------------       ------------------
CASH FLOWS USED IN OPERATING ACTIVITIES
     Net income (loss)                                                 $   (17,106)             $    12,306
     Adjustments to reconcile net earnings to net cash
     used in operating activities
         Depreciation and amortization                                     362,430                   78,830
         Loss (gain) on sale of property and equipment                      22,697                     (587)
         Deferred income tax benefit                                       (49,000)                  37,000
         Changes in assets and liabilities
             Accounts receivable                                          (310,978)                (256,891)
             Prepaid expenses and other deposits                           (45,838)                 (11,651)
             Refundable income taxes                                      (180,582)                  63,841
             Accounts payable                                              113,408                  (94,710)
             Other receivable                                             (218,935)                 312,180
             Accrued liabilities                                          (312,453)                (195,543)
             Customer deposits                                             (90,811)                     -0-
                                                                       -----------              -----------
                 Net cash used in operating activities                    (727,168)                 (55,225)

CASH FLOWS USED IN INVESTING ACTIVITIES
     Purchases of property and equipment                                  (283,936)                 (24,268)
     Proceeds from sale of property and equipment                           15,500                    3,650
                                                                       -----------              -----------
                 Net cash used in investing activities                    (268,436)                 (20,618)

CASH FLOWS FROM FINANCING ACTIVITIES
     Net proceeds on lines of credit                                       145,000                1,195,115
     Proceeds from long-term debt                                          150,000                      -0-
     Proceeds from note payable - stockholder                              783,000                      -0-
     Proceeds from note payable - Nematron                                     -0-                  200,000
     Principal payments on long-term debt                                 (100,509)                (196,775)
     Principal payments on debt to shareholder                                 -0-               (1,738,439)
     Principal payments on capital lease obligation                        (87,391)                 (54,503)
     Payment of deferred financing fees                                        -0-                  (30,000)
                                                                       -----------              -----------
                 Net cash provided by (used in) financing activities       890,100                 (624,602)
                                                                       -----------              -----------

NET DECREASE IN CASH                                                      (105,504)                (700,445)
CASH, BEGINNING OF PERIOD                                                  848,428                  742,924
                                                                       -----------              -----------
CASH, END OF PERIOD                                                    $   742,924              $    42,479
                                                                       ===========              ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE
    Cash paid for:
       Interest                                                        $   165,294              $   114,423
       Taxes (net tax refunds)                                             119,838                  (55,966)


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                         A-OK CONTROLS ENGINEERING, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 NOVEMBER 30, 1999 AND JUNE 30, 2000 (UNAUDITED)

--------------------------------------------------------------------------------

NOTE A - NATURE OF OPERATIONS

A-OK Controls Engineering, Inc. is engaged in providing engineering and consulting services to the automotive industry in the United States.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recognition of Income on Contracts

Projects are billed on a time and materials basis. Revenue is recognized as services are performed.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using both accelerated and straight-line methods over the estimated useful lives of the assets ranging from 5 years to 15 years. Costs of maintenance and repairs are charged to expense when incurred.

Profit-Sharing Plan

The Company has a defined contribution 401(k) plan that covers substantially all of its employees. The amount of annual company contributions to the plan is discretionary. Contributions of approximately $155,000 and $130,000 were made to the plan during the year ended November 30, 1999 and the seven months ended June 30, 2000, respectively.

Income Taxes

The Company records the provision for federal income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and the effect of operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         A-OK CONTROLS ENGINEERING, INC.

                 NOVEMBER 30, 1999 AND JUNE 30, 2000 (UNAUDITED)

--------------------------------------------------------------------------------

NOTE C - LINE OF CREDIT

At November 30, 1999, the Company has borrowings of $225,000 under a $1,000,000 line of credit agreement with a bank. The line of credit bears interest at the bank's prime rate (8.5% at November 30, 1999). The agreement requires quarterly payments of interest only and is collateralized by accounts receivable of the Company. The agreement contains certain financial and non-financial covenants.


NOTE D - LONG-TERM DEBT

Long-term debt at November 30, 1999 consists of the following:

Note payable to bank bearing interest at 8.25%, collateralized by substantially all assets of the Company, payable in monthly installments of $4,717
    including interest, due November 2002.                                                       $146,624

Note payable to bank bearing interest at 1% above the prime rate (effective rate of 9.0% at November 30, 1999), collateralized by property and equipment,
    payable in monthly installments of $9,609 including interest, due May 2000.                    50,151
                                                                                                ---------
                           Total                                                                  196,775
                           Less current portion                                                    96,417
                                                                                                ---------

                           Long-term debt, net of current portion                               $ 100,358
                                                                                                =========

Future maturities of long-term debt are as follows:

                           YEAR
                           ----
                           2000                                                                 $  96,417
                           2001                                                                    50,230
                           2002                                                                    50,128
                                                                                                ---------
                                                                                                $ 196,775
                                                                                                =========


NOTE E - NOTE PAYABLE - STOCKHOLDER


At November 30, 1999, the Company had unsecured borrowings of $2,078,000 from its stockholder. The note bears interest at 8% per annum.

                         A-OK CONTROLS ENGINEERING, INC.

                 NOVEMBER 30, 1999 AND JUNE 30, 2000 (UNAUDITED)

--------------------------------------------------------------------------------

NOTE F - OTHER RECEIVABLE - RELATED PARTY

At November 30, 1999, the Company had an amount due of $312,180 from a party related to the Company's sole stockholder.


NOTE G - COMMITMENTS

The Company leases certain equipment and office facilities under noncancelable agreements expiring from 2000 to 2009. The following is a schedule of future minimum rental payments under these leases.

                                                                    OPERATING LEASES
                                                                    ----------------
                                                                   NON-
                                                  CAPITAL        RELATED         RELATED
     YEAR                                          LEASE          PARTY           PARTY           TOTAL
                                                   -----          -----           -----           -----

     2000                                       $  105,335     $  397,800     $   20,295     $  523,430
     2001                                           70,223        397,800             --        468,023
     2002                                               --        397,800             --        397,800
     2003                                               --        397,800             --        397,800
     2004                                               --        397,800             --        397,800
     Thereafter                                         --      1,624,350             --      1,624,350
                                                ----------     ----------     ----------     ----------
                                                $  175,558     $3,613,350     $   20,295     $3,809,203

     Less amounts representing interest             12,406
                                                ----------
     Present value of minimum
       lease payments                             $163,152
                                                ==========

Rental expense was $403,000 and $263,000 for the year ended November 30, 1999 and the seven months ended June 30, 2000, respectively.

NOTE H - INCOME TAXES

The provision (benefit) for federal income taxes consists of the following:

                                                                SEVEN MONTHS
                                             YEAR ENDED             ENDED
                                            NOVEMBER 30,        JUNE 30, 2000
                                                1999             (UNAUDITED)
                                                ----            ------------

     Current                                  $ 33,237              $7,875
     Deferred                                  (49,000)                 -0-
                                              --------              ------
                                              $(15,763)             $7,875
                                              ========              ======



                         A-OK CONTROLS ENGINEERING, INC.

                 NOVEMBER 30, 1999 AND JUNE 30, 2000 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE H - INCOME TAXES - CONTINUED

Deferred income taxes reflect the tax impact of temporary differences between the amount of assets and liabilities recorded for financial reporting purposes and such amounts as measured by tax laws and regulations. The significant cumulative temporary differences giving rise to the deferred income tax balances at November 30, 1999 are as follows:

     Jobs in progress                                                                          $  145,000
     Other                                                                                         (6,000)
                                                                                               ----------
     Current deferred income tax liability                                                       $139,000
                                                                                               ==========


     Depreciation and long-term deferred income tax asset                                      $   10,000
                                                                                               ==========


NOTE I - SIGNIFICANT CUSTOMERS

Sales to two major customers made up approximately 79% of net sales of the Company for the year ended November 30, 1999 and the seven months ended June 30, 2000. Approximately $1,360,000 of accounts receivable at November 30, 1999 are from these customers.


NOTE J - SUBSEQUENT EVENT

On June 30, 2000, the Company's sole stockholder entered into an agreement to sell 100% of the outstanding stock of the Company to Nematron Corporation in exchange for $2,750,000 and 604,186 shares of Nematron Corporation common stock.

(b)      PRO FORMA FINANCIAL INFORMATION.

On June 30, 2000, the Company completed its acquisition of A-OK Controls Engineering, Inc. ("A-OK Controls"), a control systems design and integration company located in Auburn Hills, Michigan. Under the terms of the related Stock Purchase Agreement, the Company acquired 100% of the outstanding shares of A-OK Controls in exchange for cash of $2,750,000 and issued 604,186 shares of Nematron common stock to A-OK Controls' shareholder.

The purchase price for A-OK Controls, including expenses incurred in connection with the acquisition, was approximately $4,065,000. The acquisition of A-OK Controls has been accounted for as a purchase and approximately $2,328,000 of goodwill, on preliminary basis, has been recorded.

In addition to the cash required for the cash portion of the total purchase price, the Company also agreed to repay long-term debt of A-OK Controls outstanding as of the purchase date. Accordingly, the Company advanced funds to A-OK Controls in the amount of approximately $2,436,000 to extinguish outstanding debt and accrued interest thereon. The Company funded the cash requirements by borrowing under its line of credit, from a new long-term agreement and from existing cash balances.

The pro forma unaudited consolidated condensed statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000 present the historical results of the Company combined with the operations of A-OK Controls for the year ended November 30, 1999 and the six-month period from December 1, 1999 to May 31, 2000, respectively, and the pro forma adjustments as if the purchase had been made at the beginning of the periods presented. The pro forma financial information should be read in conjunction with the Company's historical financial statements and notes thereto contained in the Company's Form 10-KSB for the year ended December 31, 1999, and the Company's Form 10-QSB for the six months ended June 30, 2000, and A-OK controls' historical financial statements and notes thereto contained in this Form 8-K/A. The pro forma results do not reflect any benefit from economies which might have been achieved from combined operations. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the financial condition or results of operations which actually would have occurred if the acquisition had taken place on the basis presumed above, nor are they indicative of future combined operations.

                      NEMATRON CORPORATION AND SUBSIDIARIES
       PRO FORMA UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                                            Pro Forma
                                                            A-OK           Adjustments         Pro Forma
                                      Nematron             Controls     Amount     Note         Amount
                                      --------             --------     ------     ----         ------
 Net revenue                          $29,772,129        $10,633,970                         $ 40,406,099
 Cost of revenues                      19,991,704          8,527,390                           28,519,094
                                    -----------------   ---------------                    ------------------
 Gross profit                           9,780,425          2,106,580                           11,887,005
 Operating expenses:
   Product development costs              794,207                                                 794,207
   Selling, general and
     administrative expenses             6,471,046         1,987,941    $159,341    (1)         7,774,728
                                                                        (843,600)   (2)
                                    -----------------   ---------------                    ------------------
            Total operating expenses     7,265,253         1,987,941                            8,568,935
                                    -----------------   ---------------                    ------------------
 Operating income                        2,515,172           118,639                            3,318,070
 Interest expense                         (523,839)         (165,294)   (228,172)   (3)          (917,305)
 Sundry income (expense)                   (25,883)           13,786                              (12,097)
                                    -----------------   ---------------                    ------------------
                 Income before taxes     1,965,450           (32,869)                           2,388,668
 Income tax benefit (expense)               43,200            15,763     (15,763)   (4)            43,200
                                    -----------------   ---------------                    ------------------
 Net income                          $   2,008,650       $   (17,106)                        $  2,431,868
                                    =================   ===============                    ==================

 Net earnings per share:
   Basic                             $        0.19                                           $       0.21
                                    ==================                                     ==================
   Diluted                           $        0.18                                           $       0.20
                                    ==================                                     ==================
 Weighted average number of
 common shares outstanding:

   Basic                                10,753,844                       604,186    (5)        11,358,030
                                    ==================                ============         ==================
   Diluted                              11,321,512                       604,186    (5)        11,925,698
                                    ==================                ============         ==================

 See notes to pro forma consolidated condensed statements.

                      NEMATRON CORPORATION AND SUBSIDIARIES
       PRO FORMA UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000

                                                                        Pro Forma
                                                          A-OK         Adjustments          Pro Forma
                                                                       -----------
                                       Nematron        Controls    Amount     Note            Amount
                                       --------        --------    ------     ----            ------
 Net revenue                          $9,096,419      $ 4,998,906                       $    14,095,325
 Cost of revenues                      6,508,025        4,068,996                            10,577,021
                                    --------------   --------------                    --------------------
 Gross profit                          2,588,394          929,910                             3,518,304
 Operating expenses:
   Product development costs             258,344                                                258,344
   Selling, general and
     administrative expenses           3,247,619          796,987   $ 79,670    (1)           3,938,516
                                                                    (185,760)   (2)
                                    --------------   --------------                    --------------------
            Total operating expenses   3,505,963          796,987                             4,196,860
                                    --------------   --------------                    --------------------
 Operating income (loss)                (917,569)         132,923                              (678,556)
 Interest expense                        (147,625)        (97,907)   (63,669)   (3)            (309,201)
 Sundry income (expense)                  378,169          20,291                               398,460
                                    --------------   --------------                    --------------------
          Income (loss) before taxes     (687,025)         55,307                              (589,297)

 Income tax benefit (expense)              21,600         (18,804)    18,804    (4)              21,600
                                    --------------   --------------                    --------------------
 Net income (loss)                   $   (665,425)    $    36,503                       $      (567,697)
                                    ==============   ==============                    ====================

 Net earnings per share:
   Basic                             $      (0.05)                                      $         (0.04)
                                    ==============                                     ====================
   Diluted                           $      (0.05)                                      $         (0.04)
                                    ==============                                     ====================
 Weighted average number of
 common shares outstanding:

   Basic                               12,608,750                    604,186    (5)          13,212,936
                                    ==============                 ===========         ====================
   Diluted                             12,608,750                    604,186    (5)          13,212,936
                                    ==============                 ===========         ====================

 See notes to pro forma consolidated condensed statements.

               NEMATRON CORPORATION AND CONSOLIDATED SUBSIDIARIES
         NOTES TO PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL INFORMATION


The accompanying pro forma statements of operations present the results of operations of Nematron Corporation and Consolidated Subsidiaries ("Nematron" or the "Company") giving effect to the acquisition of A-OK Controls Engineering, Inc. The purchase price was $4,065,000.

Pro forma adjustments for the year ended December 31, 1999 and June 30, 2000 are as follows:

(1) Adjust for goodwill amortization based on the cost of the business acquired, using an amortization period of twenty years.
(2) Adjust for the difference between the actual compensation of A-OK's president and the compensation per the terms of his employment agreement.
(3) Adjust for increased interest expense on amounts borrowed to fund the acquisition.
(4) Adjust for the utilization of Nematron's available net operating loss carryforward to eliminate the tax expense of A-OK Controls.
(5)      Adjust for the number of shares exchanged in the acquisition of A-OK
         Controls.

                                  EXHIBIT INDEX

Exhibit
Number            Item
------            ----

23.1              Consent of Grant Thornton LLP, Independent Auditors